EXHIBIT 32.1

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SS. 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report (the “Report”) of Velt International Group Inc. (the “Company”) on Form 10-K for the period ending September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof, I, Gregory Jackson, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that,

1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 17, 2020	By	/s/ Gregory Jackson
Gregory Jackson
President and
Chief Executive Officer